Exhibit 10.30

Transocean Ltd. Incentive Recoupment Policy

Effective January 1, 2013

I.           Establishment of Policy and Purpose

The Board of Directors of Transocean Ltd. (the “Company”) has, upon recommendation of the Executive Compensation Committee of the Board of Directors (the “Committee”), determined that it is in the best interest of Transocean Ltd. (the “Company”) to adopt this Transocean Ltd. Incentive Recoupment Policy (the “Policy”).  The purpose of the Policy is to authorize the Company to recover or adjust incentive compensation to the extent the Committee determines that payments or awards have exceeded the amount that would otherwise have been received due to erroneous financial statements and to deter officers of the Company from taking actions that could potentially harm the financial position of the Company.

II.           Definitions

“Award” means a cash award made under an Incentive Arrangement.

“Incentive Arrangement” means the Performance Award and Cash Bonus Plan of Transocean Ltd.

“Incentive Compensation” means any Awards made or compensation paid in connection with an Incentive Arrangement.

“Participant” means any current or former officer of the Company holding a title of vice president or higher who is or has been a participant in the Company’s Incentive Arrangement.

III.           Application of Policy

The provisions of Part IV of the Policy shall be applicable to a Participant if:

(A)           The Participant engages in fraud or intentional misconduct pertaining to any financial reporting requirement under the Federal securities laws resulting in the Company being required to prepare and file an accounting restatement with the Securities and Exchange Commission as a result of such misconduct; or

(B)           The Participant is aware of the existence of fraud or intentional misconduct pertaining to any financial reporting as described in (A) above and fails to either prevent or appropriately disclose such fraud or misconduct.

The Committee shall make all determinations under this Part III of the Policy in its sole and absolute discretion, and such determinations shall be conclusive and binding on all Participants.

IV.           Forfeiture and/or Recoupment

If the Committee determines that under Part III of the Policy that the Policy is applicable, the Committee may provide for the forfeiture and/or recoupment from the Participant of any Incentive Compensation awarded or paid to the Participant during the twelve month period preceding the date the Company prepares the accounting restatement to the extent the Committee determines appropriate to recover the Incentive Compensation payments or awards that have exceeded the amount that would otherwise have been received.

Notwithstanding the Committee’s general discretion regarding the application and enforcement of the Policy, the Committee shall enforce the Policy to the extent required pursuant to the listing requirements of any national securities exchange on which shares of the Company’s equity are traded.

To the extent the Committee has determined that any portion of Incentive Compensation must be recovered from a Participant pursuant to this Policy, such recovery may include direct repayment by the Participant or the forfeiture or reduction of existing or future compensation or wages, including, without limitation, any Incentive Compensation.

V.           Miscellaneous

(A)           This Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer.

(B)           This Policy shall be applicable to Incentive Compensation awarded and paid subsequent to the effective date of the Policy.

(C)           Application of this Policy does not preclude the Company from taking any other action against a Participant, including termination of employment and all legal remedies including institution of civil or criminal proceedings, and no recovery under this Policy shall be deemed to limit such rights or offset the amount of civil damages.